[GRAPHIC OMITTED]

CONTACTS: Richard M. Ubinger                      June Filingeri
          Vice President of Finance,              President
          Chief Financial Officer and Treasurer   Comm-Partners LLC
          (412) 257-7606                          (203) 972-0186

FOR IMMEDIATE RELEASE

             UNIVERSAL STAINLESS REPORTS SECOND QUARTER 2009 RESULTS
                     - Company Generates Operating Income -
              - Sales Are $30.8 Million on 40% Fewer Tons Shipped -
- Net Loss of $0.06 per Share Includes $0.11 per Share Negative Tax Adjustment -
        - Cash Flow from Operations Increases to $12.7 Million in 2Q 09 -
                  - Cash on Hand Increased to $34.4 Million vs.
                    Total Debt of 13.3 Million - - Melt Shop
                    Project Continues On-Time and On-Budget -

     BRIDGEVILLE, PA, July 29, 2009 - Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) reported today that sales for the second quarter of 2009 were $30.8 million, a decline of 52% from the record $63.5 million reported in the second quarter of 2008. Tons shipped declined 40% from the prior year period.

     The Company reported a net loss of $400,000 or $0.06 per share in the second quarter of 2009 that included a tax adjustment of $742,000, equivalent to $0.11 per share, for the reconciliation of tax balances to the 2008 federal and state income tax returns to be filed in the third quarter of 2009. Without this adjustment, net income in the second quarter of 2009 would have been $342,000, or $0.05 per diluted share. This compares with net income of $5.3 million, or $0.77 per diluted share, in the second quarter of 2008.

     For the second quarter of 2009, cash flow from operations totaled $12.7 million, an increase of 168% from the second quarter of 2008. Capital expenditures were $3.9 million including expenditures of $3.2 million for the melt shop upgrade project. At June 30, 2009, cash was $34.4 million, working capital was $97.4 million, and long-term debt was $12.2 million.

     For the first six months of 2009, sales were $72.9 million and the Company incurred a net loss of $4.2 million or $0.63 per share, including the tax adjustment in the second quarter and unusual charges recognized in the 2009 first quarter of $3.6 million equivalent to $0.53 per share, after-tax. In the first half of 2008, sales were $120.3 million and net income was $10.0 million, or $1.47 per diluted share.

     President and CEO Dennis Oates commented: "During the first quarter, we implemented an aggressive plan to reduce costs, generate cash and adjust our operating levels in the face of difficult economic and credit conditions and significant de-stocking in the specialty steel supply channel. As a result, we were able to report operating income in the second quarter despite 27% lower sales and 29% fewer tons shipped than in the first quarter. Our cost control and working capital management, which included a 19% sequential reduction in WIP inventory, also yielded a nearly four-fold increase in operating cash flow compared to the first quarter and enabled us to increase our net cash position by $8.7 million to $21.1 million.

"Our melt shop upgrade project remains on time and on budget. While not scheduled for completion until mid-2010, the upgrades placed into service have already produced better product quality and improved material yields. The resulting improvement in our on-time delivery and shortened lead times have enabled us to capture additional orders from our customers. We also recently achieved AS9100 certification for our Bridgeville and Dunkirk facilities, which better positions us to serve the international aerospace market.

     "In a sign that business is starting to return, total order entry has improved each month since April. However, bookings are well below normal levels and our backlog has dropped to $38 million at June 30 as our end markets remain challenged and inventory restocking has not resumed in the supply channel. Our lean operations, low fixed costs and continued aggressive working capital management should allow us to generate positive cash flow and maintain our strong financial position in the third quarter in spite of the current low volume environment."

Segment Review
--------------

For the second quarter of 2009, the Universal Stainless & Alloy Products segment had sales of $26.9 million and operating income of $949,000, yielding an operating margin of 4% of sales. This compares with sales of $53.1 million and operating income of $5.6 million, or 11% of sales, in the second quarter of 2008. In the first quarter of 2009, sales were $36.7 million and there was an operating loss of $3.9 million, including $5.0 million of unusual charges.

Segment sales declined 49% from the second quarter of 2008 primarily due to a 33% decrease in tons shipped and lower surcharges. Increased shipments to forgers and OEMs, mainly of power generation products, were offset by substantially lower shipments to rerollers and to service centers, mainly of tool steel plate. Segment sales decreased 27% from the first quarter of 2009 on 24% fewer tons shipped.

The Dunkirk Specialty Steel segment recorded sales of $10.2 million and an operating loss of $384,000 for the second quarter of 2009. This compares with sales of $21.2 million and operating income of $2.1 million, or 10% of sales, in the second quarter of 2008. In the first quarter of 2009, sales were $11.4 million and the operating loss was $2.5 million, including unusual charges of $1.0 million.

Dunkirk's sales declined 52% from the second quarter of 2008 while tons shipped decreased 31% due to lower shipments to all customer categories and lower surcharges. Dunkirk's sales were 10% lower than in the first quarter of 2009 on a 2% decrease in tons shipped.

Webcast
-------

A simultaneous Webcast of the Company's conference call discussing the second quarter of 2009, scheduled at 10:00 a.m. (Eastern) today, will be available on the Company's website at www.univstainless.com, and thereafter archived on the website.

About Universal Stainless & Alloy Products, Inc.
------------------------------------------------

     Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to rerollers, forgers, service centers, original equipment manufacturers and wire redrawers. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor
---------------------------------------

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, risks associated with the receipt, pricing and timing of future customer orders, risks associated with significant fluctuations that may occur in raw material and energy prices, risks associated with the manufacturing process, labor and production yields, risks related to property, plant and equipment, and risks related to the ultimate outcome of the Company's current and future litigation and regulatory matters. The Company's actual results in future periods also may be impacted by various economic and market risk and uncertainties, many of which are beyond the Company's control. Certain of these risks and other risks are described in the Company's filings with the Securities and Exchange Commission
(SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

                                 -TABLES FOLLOW-

                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                              FINANCIAL HIGHLIGHTS
              (Dollars in thousands, except per share information)
                                   (Unaudited)

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                               For the Quarter Ended           For the Six-Months Ended
                                                           June 30,                          June 30,
                                                  2009           2008              2009              2008
                                                  ----           ----              ----              ----
     Net Sales
Stainless steel                            $    25,648     $   43,760       $    59,410      $     85,788
Tool steel                                       1,563         11,659             4,892            20,766
High-strength low alloy steel                    2,367          2,934             5,110             6,945
High-temperature alloy steel                       876          3,344             2,895             4,490
Conversion services                                292            448               596               973
Other                                               17          1,337                46             1,365
                                                -------        --------       ----------        ----------
    Total net sales                             30,763         63,482            72,949           120,327
Cost of products sold                           28,092         53,018            71,956            99,797
Selling and administrative expenses              2,106          2,634             6,843             5,709
                                                -------        --------       ----------        ----------
    Operating income                               565          7,830            (5,850)           14,821
Interest expense                                   (27)           (27)              (51)              (55)
Other income                                        35             62                65               149
                                                -------        --------       ----------        ----------
    Income (loss) before taxes                     573          7,865            (5,836)           14,915
Income tax provision (benefit)                     973          2,595            (1,610)            4,922
                                                -------        --------       ----------        ----------
    Net income (loss)                      $      (400)   $     5,270            (4,226)            9,993
                                                =======        ========       ==========        ==========

Earnings per share - Basic                 $     (0.06)   $      0.79      $      (0.63)   $         1.49
                                                =======        ========       ==========        ==========
Earnings per share - Diluted               $     (0.06)   $      0.77      $      (0.63)             1.47
                                                =======        ========       ==========        ==========


Weighted average shares of
Common Stock outstanding
    Basic                                    6,751,739      6,707,523         6,742,012         6,685,368
    Diluted                                  6,751,739      6,819,546         6,742,012         6,795,514


                           MARKET SEGMENT INFORMATION
                                               For the Quarter Ended           For the Six-Months Ended
                                                            June 30,                       June 30,
                                                  2009           2008            2009              2008
                                                  ----           ----            ----              ----
     Net Sales
Service centers                            $    13,117     $   33,850       $    30,649      $     63,084
Forgers                                         10,420         11,142            23,391            20,160
Rerollers                                        1,960          9,240             7,964            20,479
Original equipment manufacturers                 3,797          5,795             8,196            11,236
Wire redrawers                                   1,160          1,692             2,107             3,061
Conversion services                                292            448               596               973
Other                                               17          1,315                46             1,334
                                                -------        --------       ----------        ----------
    Total net sales                        $    30,763     $   63,482       $    72,949      $    120,327
                                                =======        ========       ==========        ==========
Tons shipped                                     6,855         11,423            16,448            23,190
                                                =======        ========       ==========        ==========



                            BUSINESS SEGMENT RESULTS

Universal Stainless & Alloy Products Segment

                                               For the Quarter Ended           For the Six-Months Ended
                                                            June 30,                       June 30,
                                                  2009           2008            2009              2008
                                                  ----           ----            ----              ----
     Net Sales
Stainless steel                            $    18,234     $   28,901       $    44,229      $     56,211
Tool steel                                       1,531         11,278             4,739            19,702
High-strength low alloy steel                      647          1,114             1,662             2,227
High-temperature alloy steel                       393            929             1,127             1,498
Conversion services                                206            296               394               653
Other                                               11          1,262                40             1,272
                                                -------        --------       ----------        ----------
                                                21,022         43,780            52,191            81,563
Intersegment                                     5,857          9,312            11,373            19,727
                                                -------        --------       ----------        ----------
    Total net sales                             26,879         53,092            63,564           101,290
Material cost of sales                          10,445         28,654            30,711            51,993
Operation cost of sales                         14,131         16,936            30,591            34,726
Selling and administrative expenses              1,354          1,869             5,227             4,007
                                                -------        --------       ----------        ----------
    Operating income (loss)                $       949   $      5,633      $     (2,965)     $     10,564
                                                =======        ========       ==========        ==========

Dunkirk Specialty Steel Segment
                                               For the Quarter Ended           For the Six-Months Ended
                                                           June 30,                           June 30,
                                                  2009           2008            2009              2008
                                                  ----           ----            ----              ----
     Net Sales
Stainless steel                            $     7,414     $   14,859       $    15,181      $     29,577
Tool steel                                          32            381               153             1,064
High-strength low alloy steel                    1,720          1,820             3,448             4,718
High-temperature alloy steel                       483          2,415             1,768             2,992
Conversion services                                 86            152               202               320
Other                                                6             75                 6                93
                                                -------        --------       ----------        ----------
                                                 9,741         19,702            20,758            38,764
Intersegment                                       465          1,474               830             2,462
                                                -------        --------       ----------        ----------


    Total net sales                             10,206         21,176            21,588            41,226
Material cost of sales                           6,345         13,126            15,139            24,965
Operation cost of sales                          3,493          5,159             7,718             9,648
Selling and administrative expenses                752            765             1,616             1,702
                                                -------        --------       ----------        ----------
    Operating income (loss)                $      (384)   $     2,126      $     (2,885)     $      4,911
                                                =======        ========       ==========        ==========



                               CONSOLIDATED BALANCE SHEET


                                                           June 30,        December 31,
                                                             2009               2008
                                                             ----               ----
     ASSETS
Cash                                                   $     34,399        $      14,812
Accounts receivable, net                                     19,891               33,057
Inventory                                                    45,175               63,222
Other current assets                                          9,726                8,239
                                                       ------------        -------------

    Total current assets                                    109,191              119,330
Property, plant & equipment, net                             67,937               62,626
Other assets                                                  1,309                  988
                                                       ------------        -------------

    Total assets                                       $    178,437       $      182,944
                                                       ============        =============

     LIABILITIES AND STOCKHOLDERS' EQUITY
Trade accounts payable                                 $      7,500       $       19,350
Outstanding checks in excess of bank balance                    364                  540
Accrued employment costs                                      2,509                3,795
Current portion of long-term debt                             1,015                  403
Other current liabilities                                       410                  421
                                                       ------------        -------------

    Total current liabilities                                11,798               24,509
Long-term debt                                               12,235                1,046
Deferred taxes                                               12,000               11,689
Other liabilities                                                87                    -
                                                       ------------        -------------

    Total liabilities                                        36,120               37,244
Stockholders' equity                                        142,317              145,700
                                                       ------------        -------------

    Total liabilities and stockholders' equity         $    178,437       $      182,944
                                                       ============        =============




                    CONSOLIDATED STATEMENT OF CASH FLOW DATA

                     For the Six-month Period Ended June 30,

                                                                   2009              2008
                                                                   ----              ----
Cash flows provided by operating activities:
  Net income (loss)                                         $    (4,226)        $    9,993
  Adjustments to reconcile to net cash
    provided by operating activities:
      Depreciation and amortization                               2,338              2,008
      Deferred tax increase (decrease)                             (262)               304
      Stock based compensation expense                              499                413
      Tax benefit from share-based
         payment arrangements                                       (86)              (511)
  Changes in assets and liabilities:
      Accounts receivable, net                                   13,166             (7,133)
      Inventory                                                  18,047             (6,827)
      Trade accounts payable                                    (11,850)             6,836
      Accrued employment costs                                   (1,286)              (366)
      Other, net                                                 (1,048)               216
                                                             -----------        ----------
Cash flow provided by operating activities                       15,292              4,933
                                                             -----------        ----------
Cash flow used in investing activities:
  Capital expenditures                                           (7,645)           (5,401)
                                                             -----------        ----------
Cash flow used in investing activities                           (7,645)           (5,401)
                                                             -----------        ----------
Cash flows provided by financing activities:
  Long-term debt issuance                                        12,000                 -
  Long-term debt repayments                                        (199)             (194)
  Net change in outstanding checks in excess
    of bank balance                                                (176)            1,848
  Deferred financing costs                                          (84)                -
  Proceeds from issuance of common stock                            313               722
  Tax benefit from share-based
         payment arrangements                                        86               511
                                                             -----------        ----------
Cash flow provided by financing activities                       11,940             2,887
                                                             -----------        ----------
    Net cash flow                                           $    19,587         $   2,419
                                                             ===========        ==========

                                                                               7